===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                   FORM 8-K




                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                      Date of Report:  February 18, 1998
                       (Date of earliest event reported)


                           KILROY REALTY CORPORATION
            (exact name of registrant as specified in its charter)


       MARYLAND                   COMMISSION FILE:         95-4598246
(State or other jurisdiction          1-12675            (I.R.S. Employer
    of incorporation or                                Identification No.)
      organization)



                          2250 EAST IMPERIAL HIGHWAY
                                  SUITE 1200
                         EL SEGUNDO, CALIFORNIA  90245
         (Address of Principal executive offices, including zip code)


                                (310) 563-5500
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     On February 18, 1998, Kilroy Realty Corporation (the "Registrant") completed a public offering of 724,888 shares of its common stock, par value $.01 per share, resulting in net proceeds to the Registrant of approximately $18.9 million.


                                 *  *  *  *  *

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ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.


Exhibit
No.                                      Description
------------------   ---------------------------------------------------
1.1                  Underwriting Agreement, dated as of February 12,
                     1998 by and among Kilroy Realty Corporation,
                     Kilroy Realty, L.P. and Prudential Securities
                     Incorporated.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                               KILROY REALTY CORPORATION



Date:  February 18, 1998       By /s/ Ann Marie Whitney
                                  ----------------------------------------
                                  Name:      Ann Marie Whitney
                                  Title:     Vice President and Controller

                                 EXHIBIT INDEX


                                                                              SEQUENTIALLY
EXHIBIT                                                                         NUMBERED
NO.                              DESCRIPTION                                      PAGE
--------                         -----------                                  ------------
1.1                              Underwriting Agreement, dated
                                 as of February 12, 1998 by and
                                 among Kilroy Realty
                                 Corporation, Kilroy Realty,
                                 L.P. and Prudential Securities
                                 Incorporated.

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